SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): January 26, 2015

SINO-GLOBAL SHIPPING AMERICA, LTD.

(Exact name of registrant as specified in its charter)

Virginia	001-34024	11-3588546
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1044 Northern Blvd.,

Roslyn, New York, 11576-1514

(Address of principal executive offices and zip code)

(718) 888-1814

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01       OTHER EVENTS.

On January 26, 2015, the Registrant (the “Company”) released a press release announcing the entry into a Memorandum of Understanding (the “MOU”), by and between the Company and Rong Yao International Shipping Limited (the “Vessel Seller”), a Hong Kong corporation, pursuant to which the Company agreed to acquire a small oil/chemical tanker (the “Vessel”) from the Vessel Seller. The closing of the proposed Vessel acquisition will be subject to a number of closing conditions including, but not limited to, the parties negotiating and entering into definitive purchase agreements, the Company obtaining, on terms and conditions satisfactory to the Company, the financing necessary to pay all or the required cash portion of the purchase price for the Vessel (which may include proceeds received from the Company from the sale of its securities and/or loans from third parties), approval of the Board of Directors of the Company, satisfactory completion by the Company of its due diligence related to the Vessel and obtaining all necessary consents, approvals and permits for the Company to acquire and operate the Vessel. The MOU is not considered a material definitive agreement but management believes the news is likely to be of interest to shareholders.

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits.

99.1 Press release dated January 26, 2015

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SINO-GLOBAL SHIPPING AMERICA, LTD.

By:	/s/ Lei Cao
Lei Cao
Chief Executive Officer

Dated: January 26, 2015